EXHIBIT 1 - JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Carver Corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof the undersigned, being duly authorized, hereby execute this Agreement this 24th day of June, 1996.

June 24, 1996                              /s/ James R. McCullough
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Date                                          Signature

                                          /s/ Raj K. Bhatia
                                          ------------------------
                                              Name

                                          RENWICK ALPHA FUND, L.P.

                                          By:  /s/ James R. McCullough
                                               ------------------------
                                               General Partner

                                          RENWICK SPECIAL SITUATIONS, L.P..

                                          By:  /s/ James R. McCullough
                                               ------------------------
                                               General Partner

                                          RENWICK CAPITAL MANAGEMENT, INC.

                                          By:  /s/ James R. McCullough
                                               ------------------------
                                               Chief Executive Officer